SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 12, 2006

VENDINGDATA CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Nevada	001-32161	91-1696010
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6830 Spencer Street Las Vegas, Nevada 89119
(Address of principal executive offices)

(702) 733-7195
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01 Entry into a Material Definitive Agreement
Item 7.01 Regulation FD Disclosure

As previously reported on our Current Report on Form 8-K filed with the Securities and Exchange Commission on July 17, 2006, we acquired all of the outstanding capital shares of Dolphin Advanced Technologies Pty Ltd. and its wholly-owned subsidiary (collectively, “Dolphin”) on July 12, 2006. We are filing this amendment to our Current Report on Form 8-K for purposes of disclosing certain historical and pro forma combined financial statements of Dolphin as set forth in Item 9.01 below.

As previously reported, we acquired Dolphin pursuant to a Share Sale Agreement (“Agreement”) dated July 5, 2006 with William Westmore Purton, an individual, and Synwood Pty Ltd, an Australian corporation (“Synwood” and together with Mr. Purton, the “Sellers”). Pursuant to the Agreement, we paid to the Sellers the following consideration in exchange for all of the issued and outstanding capital shares of Dolphin: (a) a total of $1,350,000, of which $750,000 was paid as a non-refundable deposit in April 2006 upon the execution of the letter of intent between the parties; (b) 2,462,238 shares of our common stock, of which 1,000,000 shares were issued in April 2006 as part of the non-refundable deposit; and (c) secured convertible promissory notes in the aggregate principal amount of $5,782,168. The notes are non-interest bearing and all principal under the notes are due and payable on January 7, 2007. The notes provide that immediately upon our receipt of any shareholder approval of our issuance of the common shares underlying the notes (“Conversion Shares”) required by the rules of the American Stock Exchange, or a determination that shareholder approval of our issuance of the Conversion Shares is not required under the AMEX rules, all outstanding principal will automatically be converted into our common shares at the rate of $3.50 per share.

For a period of two years from the close of the transaction, if the Sellers sell any of the 1,462,238 common shares delivered at closing or the Conversion Shares (together, the “Consideration Shares”) for a price of less than $3.50 per share, we will deliver to the Sellers cash equal to difference between the sale price and $3.50 per share; provided that with regard to any sales of the Consideration Shares otherwise than in a public sale through an ordinary brokers’ transaction, our payment obligation will be limited to the difference between $3.50 per share and the greater of the sale price or 90% of the average closing price for our common shares during the ten trading days preceding the sale. The Sellers are obligated to use their reasonable best efforts to obtain the most favorable available sale price. Except for the first 900,000 Consideration Shares sold by the Sellers during the first 90 days following the close, we will have no obligation to make up the difference between the sale price of their shares and $3.50 per share in the event of any sale otherwise than in a public sale through an ordinary brokers’ transaction at a sale price of less than 80% of the average closing price for our common shares during the ten trading days preceding the sale.

Our obligations under the notes and the resale price guarantee of the Consideration Shares are secured by Dolphin’s pledge of a security interest in the assets of Dolphin that do not relate to the gaming business of the company.

Additional Information

Subject to confirmation that our issuance of the Conversion Shares will require the approval of our shareholders under the rules of the AMEX, we intend to file with the Securities and Exchange Commission a proxy statement and other relevant documents in connection with the issuance of the Conversion Shares. Investors and security holders are advised to read the proxy statement regarding the Conversion Shares if and when it becomes available, because it will contain important information. Investors and security holders may obtain a free copy of the proxy statement, if and when available, and other documents filed by us at the Securities and Exchange Commission's web site at www.sec.gov. The proxy statement and such other documents may also be obtained, when available, from us by directing such request to VendingData Corporation, 6830 Spencer Street, Las Vegas, Nevada 89119, Attention: Investor Relations. VendingData Corporation and our executive officers and directors may be deemed to be participants in the solicitation of proxies from stockholders of VendingData Corporation with respect to the issuance of the Conversion Shares. A description of any interests that our directors and executive officers have in the proposed issuance of the Conversion Shares will be available in the proxy statement. Information regarding our officers and directors is included in the VendingData Corporation Annual Report on Form 10-KSB filed with the Securities and Exchange Commission on March 31, 2006. This report is available free of charge at the Securities and Exchange Commission's web site at http://www.sec.gov and from us.

Forward Looking Statements

This Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding expectations for the acquisition of Dolphin and the anticipated value of the proposed transaction. Such statements are subject to certain risks and uncertainties, and actual circumstances, events or results may differ materially from those projected in such forward-looking statements. Factors that could cause or contribute to differences include, but are not limited to, the risk that in the course of our due diligence inquiry of Dolphin we may not have identified all issues and risks, the costs of integrating Dolphin’s operations with our own and the risk that we may be unable to successfully integrate Dolphin’s business and operations with ours. We caution readers not to place undue reliance on any forward-looking statements. We do not undertake, and specifically disclaims any obligation, to update or revise such statements to reflect new circumstances or unanticipated events as they occur.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

Consolidated Financial Statements of Dolphin Advanced Technologies Pty Ltd.

•	Independent Auditors’ Report
•	Audited consolidated balance sheets as of June 30, 2005 and 2004
•	Audited consolidated statements of operations, cash flows and changes in stockholders' equity for the years ended June 30, 2005 and 2004
•	Notes to audited consolidated financial statements

•	Unaudited condensed balance sheets as of March 31, 2006 and June 30, 2005
•	Unaudited condensed consolidated statements of operations, cash flows and changes in stockholders' equity for the nine months ended March 31, 2006 and 2005
•	Notes to unaudited consolidated financial statements

(b) Pro Forma Financial Information.

Pro Forma Financial Statements of VendingData Corporation and Dolphin Advanced Technologies Pty Ltd.

•	Unaudited Pro Forma Balance Sheet of March 31, 2006
•	Unaudited Pro Forma Statements of Operations for the year ended December 31, 2005 and the three months ended March 31, 2006
•	Notes to Unaudited Pro Forma Financial Statements

(d) Exhibits

Exhibit 23.1    Consent of Independent Auditors

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VENDINGDATA CORPORATION

Dated: September 28, 2006	/s/ Mark Newburg
Mark R. Newburg, Chief Executive Officer

DTT Victoria ABN 96 080 779 423 180 Lonsdale Street Melbourne VIC 3000 GPO Box 78B Melbourne VIC 3001 Australia DX 111 Tel: +61 (0) 3 9208 7000 Fax: +61 (0) 3 9208 7001 www.deloitte.com.au

Independent Auditors’ Report

To the Board of Directors
Dolphin Advanced Technologies Pty Ltd
Heidelberg West, Victoria

We have audited the accompanying consolidated balance sheets of Dolphin Advanced Technologies Pty Ltd. and subsidiary (the "Company") as of June 30, 2005 and 2004 and the related consolidated statements of operations, stockholders’ deficit, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audit in accordance with generally accepted auditing standards as established by the Auditing Standards Board (United States) and in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

Audit Opinion

In our opinion, the financial statements for the year ended June 30, 2004 present fairly in all material respects, the financial position of Dolphin Advanced Technologies Pty Ltd and subsidiary at June 30, 2005 and June 30, 2004, and their results of operations and its cash flows for the years then ended, in accordance with accounting principles generally accepted in the United States of America.

DTT Victoria

M J SCHOFIELD

Melbourne, Victoria
September 27, 2006

DOLPHIN ADVANCED TECHNOLOGIES PTY LTD

CONSOLIDATED STATEMENT OF OPERATIONS

	Fiscal Years Ended June 30,
	Notes	2004 AUD	2005 AUD
Revenue		7,479,223	7,745,451
Cost of sales		(5,209,078)	(5,582,381)
Gross profit		2,270,145	2,163,070

Selling expense		(172,677)	(204,701)
Occupancy expense		(12,739)	(24,462)
Administrative expense	14	(1,507,806)	(1,337,969)
Operating income		576,923	595,938
Interest income		116	58
Income before provision for income taxes and minority interest		577,039	595,996
Provision for income taxes	13	(181,382)	(158,358)
Minority interest		(277)	(306)
Net income		395,380	437,332

See accompanying notes to consolidated financial statements

DOLPHIN ADVANCED TECHNOLOGIES PTY LTD

CONSOLIDATED BALANCE SHEETS

	Notes	June 30, 2004 AUD	June 30, 2005 AUD
ASSETS
Current Assets
Cash and cash equivalents	2	7,861	23,034
Accounts receivable, net	3	1,273,468	1,856,014
Inventories, net	4	128,658	283,116
Investments	5	4,000	4,000
Other current assets	6	4,100	-
Total current assets		1,418,087	2,166,164
Property, plant and equipment, net	8	2,881,894	2,736,409
Deferred tax asset	13	52,897	67,103
Total assets		4,352,878	4,969,676

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable		414,595	595,657
Accrued payroll obligations	9	244,596	235,329
Other accrued expenses	10	262,872	190,512
Debt payable	11	506,309	1,061,515
Capital lease obligation, current portion	15	310,501	350,760
Total current liabilities		1,738,873	2,433,773
Accrued payroll obligations	9	44,775	46,850
Capital lease obligation, net of current portion	15	766,469	424,310
Total non-current liabilities		811,244	471,160
Total liabilities		2,550,117	2,904,933

Minority Interest		1,707	2,112

Stockholders equity:
Share capital	12	12	12
Retained earnings		2,437,455	2,703,287
Shareholder receivable	7	(636,413)	(640,668)
Total stockholders’ equity		1,801,054	2,062,631
Total liabilities and stockholders’ equity		4,352,878	4,969,676

See accompanying notes to consolidated financial statements

DOLPHIN ADVANCED TECHNOLOGIES PTY LTD

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

	Shares No.	Amount AUD	Retained Earnings AUD	Shareholder Receivable AUD	TOTAL AUD
Balance at June 30, 2003	14	12	2,189,162	(562,564)	1,626,610

Shareholder receivable	-	-	-	(73,849)	(73,849)
Net income	-	-	395,380	-	395,380
Dividends declared	-	-	(147,087)	-	(147,087)

Balance at June 30, 2004	14	12	2,437,455	(636,413)	1,801,054

Shareholder receivable		-	-	(4,255)	(4,255)
Net income	-	-	437,332	-	437,332
Dividends declared	-	-	(171,500)	-	(171,500)

Balance at June 30, 2005	14	12	2,703,287	(640,668)	2,062,631

See accompanying notes to consolidated financial statements

DOLPHIN ADVANCED TECHNOLOGIES PTY LTD

CONSOLIDATED CASH FLOW STATEMENTS

	Fiscal Years Ended June 30,
	2004 AUD	2005 AUD
Operating activities
Net income	395,380	437,332
Adjustments to reconcile net income to cash provided by operating activities
Minority interest	277	306
Depreciation and amortisation	362,918	332,513
Deferred taxes	(10,619)	(14,206)
Write off of fixed assets	3,006	-
Changes in operating assets and liabilities
Accounts payable and accrued liabilities	(540,303)	140,551
Accrued payroll obligations	99,662	7,192
Accounts receivable	7,554	(582,546)
Inventories	6,724	(154,458)

Net cash provided by operating activities	324,599	166,684

Investing activities
Repayment of loans by related parties	17,088	5,033
Loans to related parties	(2,300)	(4,000)
Capital expenditures	(385,488)	(58,696)
Net cash used in investing activities	(370,700)	(57,663)

Financing activities
Repayment of borrowings	(458,018)	(659,011)
Proceeds from borrowings	305,970	736,663
Payment of dividends	(147,087)	(171,500)
Net cash used in financing activities	(299,135)	(93,848)

Increase / (decrease) in cash and cash equivalents	(345,236)	15,173
Cash and cash equivalents at beginning of year	353,097	7,861
Cash and cash equivalents at end of year	7,861	23,034

Supplemental Information:
Income taxes paid	(12,467)	(50,838)
Interest paid	(89,889)	(129,525)

Non-cash Financing and Investing Activities

Property, Plant and Equipment

During the financial year the entity acquired plant and equipment with an aggregate fair value of $290,702 by means of capital lease agreements. These acquisitions are not reflected in the cash flow statement.

See accompanying notes to consolidated financial statements

DOLPHIN ADVANCED TECHNOLOGIES PTY LTD

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 30 JUNE 2005

1.	Organisation and Summary of Significant Accounting Policies

(a)
Basis of presentation and description of the business—Dolphin Advanced Technologies Pty Ltd and its majority owned subsidiary Dolphin Products Pty Ltd. (collectively, the “Company”) manufacture plastic products for the automotive industry in Australia and casino chips for Australian casinos. All significant inter-company accounts and transactions have been eliminated in consolidation. . The accompanying consolidated financial statements have been prepared in order to present the Company’s financial position and its results of operations and cash flows in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”) and have been presented in Australian Dollars (“AUD”).

(b)	Cash and Cash Equivalents—The Company considers all highly liquid investments with the original maturity of three months or less to be cash equivalents.

(c)
Inventories—Inventories are valued at the lower of cost or market. Cost is determined by the first−in, first−out (FIFO) method while market is determined by replacement cost for raw materials and parts and net realizable value for work−in−process and finished goods.

(d)
Equipment and leasehold improvements—Equipment and leasehold improvements are stated on the basis of historical cost. Depreciation of equipment is provided using the straight−line method over the assets’ estimated useful lives, ranging from three to seven years. Amortization of leasehold improvements and equipment under capital leases is provided using the straight−line method over the shorter of the assets’ estimated useful lives or the lease terms.

(e)
Revenue recognition — The Company recognizes revenue from product sales when persuasive evidence of an arrangement exists, delivery has occurred, title has passed, the selling price is fixed or determinable and collection of the resulting receivable is reasonably assured. Delivery generally occurs when the product is delivered to a common carrier and terms are freight on board delivery point. When the arrangement with the customer includes future obligations or is contingent on obtaining customer acceptance (generally a new customer or a new product to an existing customer), revenue is deferred and recognized only when these obligations have been met or customer acceptance has been received. The Company's sales consist primarily of the sale of equipment.

(f)
Minority interests in subsidiaries—The balance sheet amounts in minority interest at June 30, 2005 represent 0.07% of the equity held by the single minority stockholder in Dolphin Products Pty Ltd. Minority interest represents the minority stockholder’s proportionate share of equity in those subsidiaries.

(g)
Impairment of long−lived assets—Impairment losses are recorded on long−lived assets used in operations when an indicator of impairment (significant decrease in market value of an asset, significant change in extent or manner in which the asset is used or significant physical change to the asset) is present and the undiscounted cash flows estimated to be generated by those assets are less than the assets’ carrying amount.

DOLPHIN ADVANCED TECHNOLOGIES PTY LTD

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 30 JUNE 2005

1.	Organisation and Summary of Significant Accounting Policies (cont’d)

(g)	Impairment of long−lived assets (cont’d)

The Company has not experienced any significant changes in the business climate or in the use of assets that would require the Company to write down the value of the assets recorded in the balance sheet.

(h)
Use of estimates—The preparation of financial statements in conformity with U.S. GAAP requires that management make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(i)
Financial instruments—At June 30, 2005 and 2004, the Company’s financial instruments recorded on the balance sheet include cash equivalents and short-term bank debt. Because of the short maturity, short−term bank debt approximates fair value.

(j)	Recently issued but not yet adopted accounting pronouncements

In May 2005, the Financial Accounting Standards Board (“FASB”) issued Statements of Financial Accounting Standards (“SFAS”) No. 154: Accounting Changes and Error Corrections (“SFAS 154”), a replacement of APB Opinion No. 20: Accounting Changes and SFAS No. 3: Reporting Accounting Changes in Interim Financial Statements, effective for fiscal years beginning after December 15, 2005 (fiscal 2007 for the Company). SFAS 154 changes the requirements for the accounting for and reporting of a voluntary change in accounting principle as well as the changes required by an accounting pronouncement which does not include specific transition provisions. At this time management reasonably believes that the adoption of SFAS 154 will not have a material effect on the Company’s financial position or results of operations.

In July 2006, the FASB issued Interpretation No. 48, Accounting for Uncertainty in Income Taxes (“FIN 48”) as an interpretation of SFAS No. 109, Accounting for Income Taxes. This Interpretation clarifies the accounting for uncertainty in income taxes recognized by prescribing a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. This Interpretation also provides guidance on de-recognition of tax benefits previously recognized and additional disclosures for unrecognized tax benefits, interest and penalties. The evaluation of a tax position in accordance with this Interpretation begins with a determination as to whether it is more likely than not that a tax position will be sustained upon examination based on the technical merits of the position. A tax position that meets the more-likely-than-not recognition threshold is then measured at the largest amount of benefit that is greater than 50 percent likely of being realized upon ultimate settlement for recognition in the financial statements. FIN 48 is effective no later than fiscal years beginning after December 15, 2006, and is required to be adopted by the Company on July 1, 2007. The Company is currently assessing the impact of the adoption of FIN 48.

In September 2006, the Securities and Exchange Commission (the “SEC”) issued Staff Accounting Bulletin No. 108, Considering the Effects of Prior Year Misstatements when Qualifying Misstatements in Current Year Financial Statements (“SAB 108”) which provides interpretive guidance on the consideration of the effects of prior year misstatements in quantifying current year misstatements for the purpose of a materiality assessment. SAB 108 is effective for companies with fiscal years ending after November 15, 2006 and is required to be adopted by the Company in fiscal 2007. However, early application is encouraged in any report for an interim period of the first fiscal year ending after November 15, 2006, filed after

DOLPHIN ADVANCED TECHNOLOGIES PTY LTD

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 30 JUNE 2005

1.	Organisation and Summary of Significant Accounting Policies (cont’d)

the publication of this guidance. The Company is currently assessing the impact of the adoption of SAB 108.

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements (“SFAS 157”). SFAS 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. This Statement applies under other accounting pronouncements that require or permit fair value measurements, the FASB having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute. Accordingly, this Statement does not require any new fair value measurements. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. This Statement is required to be adopted by the Company on July 1, 2008. The Company is currently assessing the impact of the adoption of this Statement.

	Fiscal Years Ended June 30,
	2004	2005
	AUD	AUD

2. Cash and cash equivalents

Cash at bank	7,861	23,034

3. Accounts receivable

Trade receivables	1,106,782	1,617,366
Less Provision for doubtful debts	(6,000)	(6,000)
ACIS Grants receivable	172,686	244,648
	1,273,468	1,856,014

4. Inventories

Inventory balances, net of reserves for excess and obsolete inventories:
Raw materials and parts	34,893	31,646
Work-in-progress	33,108	46,448
Finished goods	60,657	205,022
	128,658	283,116

5. Investments

Deposits	4,000	4,000

6. Other current assets

Related party loans	4,100	-

Related party loans are repayable on demand. Related party transactions comprise expenses incurred by related parties on behalf of the Company.

DOLPHIN ADVANCED TECHNOLOGIES PTY LTD

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 30 JUNE 2005

	Fiscal Years Ended June 30,
	2004 AUD	2005 AUD

7. Shareholder Receivable

Loans to shareholders
- Purton / Sangster Family Trust	636,413	640,668

Shareholder loans are non-interest bearing and repayable on demand.

8. Property, Plant & Equipment

Property, plant and equipment balances, net of accumulated depreciation

Leasehold improvements	472,719	472,719
Plant and equipment	2,847,032	2,802,539
Leased Motor vehicles	327,886	327,886
Leased Plant and equipment	1,114,252	1,217,621
	4,761,889	4,820,765
Less accumulated depreciation and amortisation	(1,879,995)	(2,084,356)
	2,881,894	2,736,409

9. Accrued payroll obligations

Current
Superannuation payable	31,817	26,002
PAYG Withholding payable	103,548	49,667
Provision for Fringe Benefits Tax	9,500	8,835
Provision for Annual Leave	66,762	83,805
Provision for Long Service Leave	32,969	67,020
	244,596	235,329

Non Current
Provision for Long Service Leave	44,775	46,850

DOLPHIN ADVANCED TECHNOLOGIES PTY LTD

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 30 JUNE 2005

	Fiscal Years Ended June 30,
	2004 AUD	2005 AUD
10. Other Accrued Liabilities

Other accrued expenses	191,705	83,654
Income taxes	64,364	45,243
GST Payable	6,803	61,615
	262,872	190,512

11. Debt Payable

The Company’s debt payable is summarised as follows:

Shareholders loans	707	3,024
Related party loans	113,854	109,854
Bank overdraft	285,128	568,420
Loan - NAB Commercial Loan	106,620	380,217
	506,309	1,061,515

All NAB Limited commercial loans are current liabilities. NAB commercial loan interest rates are fixed at 7.35%.

Shareholder loans and related party loans are repayable on demand. Related party transactions comprise expenses incurred by related parties on behalf of the Company.

Debt facilities
Overdraft Facility
Overdraft limit is AUD700,000 until 31st May 2006. The interest rate on the overdraft facility is variable, being libor plus the customer margin of 2.25% per annum.

Revolving Lease / Lease Purchase Facility
Limit is AUD2,000,000 and current unused amount is AUD1,224,390.

Special Conditions and Covenants
The provision of the above facilities is subject to the following:

(i) Capital Adequacy Ratio, as defined, is to be no less than 40% and is reviewed annually.
The capital adequacy ratio is defined as Total Net Worth (excluding intangible assets and intercompany loans) divided by total tangible assets (excluding Intangible Assets and Intercompany loans).

(ii) Financial charges cover, as defined, is to be no less than 2.00 times.
As of June 30, 2005, the Company was in compliance with all facility covenants.

Security
The above facilities are secured by a Guarantee and indemnity for $1,219,645 given by Dolphin Advanced Technologies Pty Ltd and William Westmore Purton. The guarantee is provided by the parent company to the subsidiary being Dolphin Products Pty Ltd.

DOLPHIN ADVANCED TECHNOLOGIES PTY LTD NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEAR ENDED 30 JUNE 2005
	Fiscal Years Ended June 30,
	2004 AUD	2005 AUD

12. Share Capital	12	12

Issued and Paid up capital - 14
Authorised capital: 1,000,000 $1 shares.

Ordinary shares participate in dividends and the proceeds on winding up of the parent entity in proportion to the number of shares held.

At shareholder’s meetings each ordinary share is entitled to one vote when a poll is called otherwise each shareholder has one vote on a show of hands.

13. Income Tax Expense

Deferred tax asset	52,897	67,103

The statutory income tax rate reconciled to the DAT’s effective income tax rate is as follows for the year ended 30 June 2004 and 30 June 2005:

Statutory income tax rate for the year	30.00%	30.00%
Expenses not deductible for tax purposes	1.43%	-%
Amounts not assessable for income tax purposes	-%	(3%)

Effective income tax rate	31.43%	27%

Temporary differences between the tax and accounting bases of assets and liabilities give rise to the following deferred tax assets at 30 June 2004 and 30 June 2005:

Assets arising from tax effect of:
Provision for doubtful debts	1,800	1,800
Provision for Annual Leave	20,029	25,142
Provision for Long Service Leave	23,323	34,161
Other	7,745	6,000
Total deferred tax assets	52,897	67,103

DOLPHIN ADVANCED TECHNOLOGIES PTY LTD NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEAR ENDED 30 JUNE 2005
	Fiscal Years Ended June 30,
	2004 AUD	2005 AUD

14. Administrative Expense

Administrative expenses for the years ended June 30, 2004 and 2005 consisted of the following:

Consultants fees	269,682	194,932
Payroll tax	119,421	129,720
Telephone	40,751	34,682
Management fees	77,339	81,647
Computer expenses	53,418	62,551
Salaries and wages	376,289	396,350
Protective clothing	21,542	25,512
Fuel oil and maintenance	17,511	25,532
Depreciation and amortisation	129,743	117,526
Other general expenses	402,110	269,517
	1,507,806	1,337,969

15. Capital and Operating Lease Commitments

(a) Capital Leases
Expenditure Contracted for is payable as follows:

Payments due in the year ended June 30,
2005	372,539	-
2006	396,098	396,098
2007	463,163	463,162

Minimum lease payments	1,231,800	859,260
Less future finance charges	(154,830)	(84,190)

Net liability	1,076,970	775,070
Reconciled to:
Current liabilities	310,501	350,760
Non-current liabilities	766,469	424,310

	1,076,970	775,070
(b) Operating Lease Expenditure Contracted for is payable as follows:

Payments due in the year ended June 30,
2005	604,655	-
2006	622,795	622,795
2007	641,480	641,480
2008	641,480	641,480

Total lease commitment	2,510,410	1,905,755

DOLPHIN ADVANCED TECHNOLOGIES PTY LTD NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEAR ENDED 30 JUNE 2005
15.	Capital and Operating Lease Commitments (cont’d)

There are two non-cancellable property leases with seven and ten year terms respectively, with rent payable monthly in advance. Contingent rental provisions within the lease agreement require that the minimum lease payments shall be increased by no less than 3% per annum. The lease allows for sub-letting of all lease areas subject to the landlord’s approval. There has been no subletting of these leases to during the financial period. Both leases expire in June 2008 with no options to renew.

16.	Related Party Transactions

During the year directors fees of AUD65,368 (2004: AUD58,576) were paid to William Purton. William Purton is the minority shareholder of Dolphin Products Pty Ltd and a Director Synwood Nominees Pty Ltd, the trustee company of the Synwood Family Trust. The Synwood Family Trust holds 100% of the shares in Dolphin Advanced Technologies Pty Ltd.

During the year management fees of AUD81,646 (2004: AUD77,339) were paid to the Synwood Family Trust for management services provided during the year. All transactions were on normal commercial terms and conditions.

DOLPHIN ADVANCED TECHNOLOGIES PTY LTD

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Notes	9 Months ended March 31, 2005 AUD	9 Months ended March 31, 2006 AUD

Revenue		5,892,963	5,655,613
Cost of sales		(4,468,875)	(3,914,594)
Gross profit		1,424,088	1,741,019
Gain on sale of patent applications	2	-	5,502,680
General and administrative expense		(1,331,768)	(1,383,080)
Foreign exchange gain		-	198,026
Operating income		92,320	6,058,645

Interest Income		29	504
Income before provision for income taxes		92,349	6,059,149
Provision for income taxes		(24,900)	(1,660,329)
Minority interest		(65)	(2,938)
Net income		67,384	4,395,882

See accompanying notes to condensed consolidated financial statements

DOLPHIN ADVANCED TECHNOLOGIES PTY LTD

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	Notes	June 30, 2005 AUD	March 31, 2006 AUD
Current Assets
Cash and cash equivalents		23,034	919
Accounts receivable, net		1,856,014	1,519,690
Inventories		283,116	599,946
Other current assets	2	4,000	1,302,000
Total current assets		2,166,164	3,422,555
Investment in VendingData Corporation	2	-	3,896,863
Property, plant and equipment, net	3	2,736,409	3,781,275
Deferred tax asset		67,103	54,178
Total assets		4,969,676	11,154,871

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable		595,657	895,205
Accrued payroll obligations	4	235,329	363,847
Other accrued expenses	5	190,512	1,704,151
Provision for dividends payable		-	2,834,248
Debt payable		1,061,515	976,310
Current maturities of capital lease obligation	6	350,760	425,357
Total current liabilities		2,433,773	7,199,118
Accrued payroll obligations	4	46,850	4,878
Capital lease obligation, net of current portion	6	424,310	516,652
Total liabilities		2,904,933	7,720,648

Minority interest		2,112	2,400

Stockholders equity:
Share capital		12	12
Retained earnings		2,703,287	4,264,921
Shareholder receivable		(640,668)	(833,110)
Total stockholders’ equity		2,062,631	3,431,823
Total liabilities and stockholders’ equity		4,969,676	11,154,871

See accompanying notes to condensed consolidated financial statements

DOLPHIN ADVANCED TECHNOLOGIES PTY LTD

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

	Shares No.	Amount AUD	Retained Earnings AUD	Shareholder’s Receivable AUD	TOTAL AUD
Balance at June 30, 2005	14	12	2,703,287	(640,668)	2,062,631

Shareholder’s receivable		-	-	(192,442)	(192,442)
Net income	-	-	4,395,882	-	4,395,882
Dividends declared	-	-	(2,834,248)	-	(2,834,248)

Balance at March 31, 2006	14	12	4,264,921	(833,110)	3,431,823

See accompanying notes to condensed consolidated financial statements

DOLPHIN ADVANCED TECHNOLOGIES PTY LTD

UNAUDITED CONDENSED CONSOLIDATED CASH FLOW STATEMENTS

	9 Months ended March 31,2005 AUD	9 Months ended March 31,2006 AUD
Operating activities
Net income	67,384	4,395,882
Adjustments to reconcile net income to cash provided by operating activities
Depreciation and amortisation	271,710	222,737
Write off of fixed assets	-	16,930
Unrealised foreign exchange gain	-	(198,026)
Gain on sale of patent applications	-	(5,502,680)
Minority interest	65	2,938
Deferred taxes	10,239	12,925
Changes in operating assets and liabilities
Accounts payable and accrued liabilities	(314,068)	1,387,860
Accrued payroll obligations	56,470	128,518
Accounts receivable	41,955	336,234
Inventories	(12,675)	(316,830)
Net cash provided by operating activities	121,080	486,488

Investing activities
Repayment of loans by related parties	5,033	-
Proceeds from sale of patent	-	514,666
Loans to related parties	(4,000)	-
Capital expenditures	(289,116)	(562,933)
Net cash used in investing activities	(288,083)	(48,267)

Financing activities
Repayment of borrowings	(169,363)	(460,336)
Proceeds from borrowings	328,906	-
Dividends paid	-	-
Net cash provided by (used in) financing activities	159,543	(460,336)

Decrease in cash and cash equivalents	(7,460)	(22,115)
Cash and cash equivalents at beginning of the period	7,861	23,034
Cash and cash equivalents at end of the period	401	919

Supplemental Information:
Income taxes paid	(12,467)	(50,838)
Interest paid	(440,760)	(191,685)

Non-cash Financing and Investing Activities
Property, Plant and Equipment
During the financial period the entity acquired plant and equipment with an aggregate fair value of AUD572,383 by means of capital lease agreements. These acquisitions are not reflected in the cash flow statement.
Investment in VendingData Corporation
During the financial period the Company received 1 million shares valued at USD2.75 in VendingData Corporation as consideration for the sale of patent applications to VendingData. The shares were translated at AUD0.7389 at transaction date representing total non cash consideration of AUD3,721,685. This transaction is not reflected in the cash flow statement.

See accompanying notes to condensed consolidated financial statements

7

DOLPHIN ADVANCED TECHNOLOGIES PTY LTD

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE 9 MONTHS ENDED MARCH 31, 2006

1. Organisation and Summary of Significant Accounting Policies

(a)
Basis of presentation and description of the business—The condensed consolidated financial statements of Dolphin Advanced Technologies Pty Ltd include the accounts of the parent entity and its majority owned subsidiary Dolphin Products Pty Ltd. (collectively, the “Company”). All significant intercompany accounts and transactions have been eliminated in consolidation. The principal activities of the Company are the manufacture of plastic products for the automotive industry in Australia and manufacture of casino chips for Australian casinos. The financial statements have been presented in Australian Dollars (“AUD”).

(b)
The accompanying condensed consolidated financial statements as of March 31, 2006 and June 30, 2005 and for each of the nine months ended March 31, 2006 and 2005 have been prepared by the Company, without audit. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. These financial statements should be read in conjunction with the audited consolidated financial statements and the notes thereto included herein. In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position as of March 31, 2006 and June 30, 2005, results of operations and cash flows for each of the nine months ended March 31, 2006 and 2005 and are not necessarily indicative of the operating results for the full year.

(c)
Available-for-sale securities - Available-for-sale securities as of March 31, 2006 consist of shares of VendingData Corporation (“VendingData”). Securities classified as available-for-sale are required to be reported at fair value with unrealized gains and losses, net of taxes, excluded from earnings and shown separately as a component of accumulated other comprehensive income within stockholders’ equity. As of March 31, 2006, the unrealized gain on available-for-sale securities is not material.

(d)
Foreign currency - Transactions denominated in currencies other than the functional currency are recorded based on exchange rates at the time such transactions arise. Foreign currency-denominated assets and liabilities are translated into Australian dollars at the exchange rates existing at the balance sheet date. Subsequent changes in exchange rates result in transactions gains and losses which are reflected in the consolidated statements of operations.

2. Investment in VendingData Corporation

During the nine months ended March 31, 2006, the Company sold two patents to VendingData. The consideration consisted of USD 1,316,000 (AUD1,780,995) cash and 1,000,000 shares of VendingData. The shares were valued at USD2.75, the market value of the shares at the transaction date of February 27, 2006. The shares were translated at AUD0.7389, the exchange rate at transaction date, for total non-cash consideration of AUD3,721,685. The Company recognized a total gain of AUD5,502,680 on the sale of patents, as the carrying amount of the patents on Company’s books was equal to zero. Of the cash consideration, AUD1,302,000 remains outstanding at March 31, 2006 and is recorded in Other current assets.

DOLPHIN ADVANCED TECHNOLOGIES PTY LTD

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE 9 MONTHS ENDED 31 MARCH 2006

As Of June 30, 2005 AUD	As Of March 31, 2006 AUD

3. Property, Plant & Equipment

Property, Plant and equipment balances, net of accumulated depreciation

Leasehold improvements	472,719	499,332
Plant and equipment	2,802,539	3,484,164
Leased Motor vehicles	327,886	368,570
Leased Plant and equipment	1,217,621	1,749,320
	4,820,765	6,101,386
Less accumulated depreciation and amortisation	(2,084,356)	(2,320,111)
	2,736,409	3,781,275

4. Accrued payroll obligations
Current
Superannuation payable	26,002	27,941
PAYG Withholding payable	49,667	142,024
Provision for Fringe Benefits Tax	8,835	24,165
Provision for Annual Leave	83,805	54,574
Provision for Long Service Leave	67,020	115,143
	235,329	363,847

Non Current
Provision for Long Service Leave	46,850	4,878

Due to a change in legislation employees now qualify for long service leave after seven years of employ. In prior financial periods the period of qualification was ten years.

DOLPHIN ADVANCED TECHNOLOGIES PTY LTD

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE 9 MONTHS ENDED 31 MARCH 2006

	As Of and For the Year Ended June 30, 2005 AUD	As Of and For the 9 Months Ended March 31, 2006 AUD
5. Other Accrued Liabilities

Other accrued expenses	83,654	12,970
Income taxes	45,243	1,610,873
GST Payable	61,615	80,308
	190,512	1,704,151

6. Capital and Operating Lease Commitments

(a) Capital Leasing
Expenditure Contracted for is payable as follows:

2006	396,098	-
2007	463,162	463,162
2008	-	601,142
2009	-	-

Minimum lease payments	859,260	1,064,304
Less future finance charges	(84,190)	(122,295)

Net liability	775,070	942,009

Reconciled to:
Current liabilities	350,760	425,357
Non-current liabilities	424,310	516,652

	775,070	942,009
(b) Operating Lease Expenditure Contracted for is payable as follows:

2006	622,795	-
2007	641,480	622,795
2008	641,480	174,384

Total lease commitment	1,905,755	797,179

There are two non-cancellable property leases with seven and ten year terms respectively, with rent payable monthly in advance. Contingent rental provisions within the lease agreement require that the minimum lease payments shall be increased by no less than 3% per annum. The lease allows for sub-letting of all lease areas subject to the landlord’s approval. Both leases expire in June 2008 with no options to renew.

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

In July 2006, VendingData Corporation (“VendingData”) completed the acquisition of 100% of the capital stock of Dolphin Advanced Technology Pty Ltd. (“DAT”), a private Australian company specializing in the manufacturing of plastics injection molding. The acquisition of DAT will be accounted for under the purchase method of accounting.

The unaudited pro forma consolidated financial statements are presented on the basis of accounting principles generally accepted in the United States of America, or U.S. GAAP, and are derived from the historical consolidated financial statements of VendingData and DAT, as if the acquisition of DAT had occurred on January 1, 2005 for the consolidated statements of operations and March 31, 2006 for the consolidated balance sheet. Although VendingData and DAT have different fiscal year ends, the historical consolidated financial data of DAT has been adjusted to reflect the same year as VendingData.

The adjustments necessary to present fairly the unaudited pro forma consolidated financial statements have been made based on available information and assumptions that VendingData management believes reasonable. The unaudited pro forma consolidated financial statements are for information purposes only and do not purport to present what VendingData results would actually have been had the acquisition occurred on the dates presented or to project VendingData results of operations or financial position for any future period. The unaudited pro forma consolidated financial statements reflect preliminary estimates of the allocation of the purchase price for the acquisition of DAT and may be adjusted.

The unaudited pro forma consolidated financial statements should be read in conjunction with the audited consolidated financial statements of VendingData included in the December 31, 2005 Form 10KSB filed with the Securities and Exchange Commission and the consolidated financial statements of DAT included elsewhere in this Form 8-K/A.

Notes to unaudited pro forma consolidated financial statements (in USD)

1. Basis of Presentation
The unaudited pro forma consolidated financial statements have been prepared in accordance with U.S. GAAP and are presented in U.S. dollars.

2. Purchase Price Allocation
The estimated purchase price of $15,113,000 consists of:

•	$1,350,000 cash (including $750,000 paid as a non-refundable deposit in April 2006);
•
2,462,238 shares of VendingData’s common stock (of which 1,000,000 were previously issued as part of the non-refundable deposit in April 2006). The 2,462,238 shares were valued as follows: the 1,000,000 shares issued in April 2006 as a non-refundable deposit were valued based on the average share price for the period two days before and two days after the date of the terms of the acquisition were agreed to and announced, and the remaining 1,462,238 shares were valued based on the $3.50 guaranteed value (discussed further below); and

•
$5,565,168 fair value of non-interest bearing, convertible notes. The principal amount of the notes automatically converts into shares of the VendingData’s common stock at the rate of $3.50 per share (or an aggregate of 1,652,048 common shares) upon shareholder approval of the conversion of the notes (or a determination that shareholder approval is not required). The principal amount under the notes is otherwise due in cash on January 7, 2007; and

•	Estimated direct acquisition costs of $250,000

The resale of 1,462,238 VendingData’s shares issued in connection with this business combination and the shares issuable upon conversion of the notes are subject to a $3.50 per share price guarantee if sold within two years. This purchase price guarantee is included as part of the purchase price.

A final determination of required purchase accounting adjustments, including the allocation of the purchase price, has not yet been made. Accordingly, the purchase accounting adjustments made in connection with these unaudited pro forma consolidated financial statements are preliminary and have been made solely for the purposes of developing such pro forma consolidated financial statements.

Following is a preliminary estimate of the allocation of the purchase price:
Total Fair Value
USD
Cash	683
Receivables	1,128,975
Shareholder receivable	618,916
Inventories	445,699
Property, plant, equipment	2,809,102
Deferred tax asset	54,178
Accounts payable	(665,046)
Accrued expenses	(1,220,337)
Provision for dividends payable	(2,105,557)
Contingent purchase price liability	(979,699)
Debt and capital lease obligation - current	(1,041,296)
Capital lease obligation - noncurrent	(387,444)
Minority interest	(1,783)
Total	(1,343,610)
Purchase Price	15,113,000
Goodwill	16,456,610

3.Pro Forma Adjustments
(a) Reflects the historical financial position of VendingData as of March 31, 2006 on a U.S. GAAP basis.

(b) Reflects the historical financial position of DAT as of March 31, 2006 on a U.S. GAAP basis. The historical statement of financial position data was translated from Australian dollars using an exchange rate of $.7429 as of March 31, 2006.

(c) Reflects the payment of cash by VendingData and the accrued payable for the $1,350,000 cash component of the purchase price and the accrued payable for the direct acquisition costs. See Note 2.

(d) Reflects the elimination of DAT’s receivable balance from VendingData.

(e) Reflects the residual value of goodwill attributable to the acquisition. Goodwill is based on a provisional purchase price allocation and is equal to the difference between the purchase consideration and the estimated fair value of identifiable net assets acquired, as set forth above in Note 2. Goodwill is not amortized under U.S. GAAP but is evaluated for impairment at least annually.

(f) Reflects the elimination of DAT’s investment in VendingData.

(g) Reflects the issuance of non-interest bearing, convertible notes in connection with the purchase of DAT. See Note 2.

(h) Reflects the liability for the purchase price guarantee. See Note 2.

(i) Reflects the elimination of the minority interest in DAT.

(j) Reflects the additional stock issued by VendingData for the purchase of DAT, net of the elimination of DAT stock. See Note 2.

(k) Reflects the additional paid-in capital related to the issuance of common stock for the purchase of DAT. See Note 2.

(l) Reflects the elimination of retained earnings of DAT.

(m) Reflects the historical financial results of operations of VendingData for the three months ending March 31, 2006 on a U. S. GAAP basis.

(n) Reflects the historical results of operations of DAT for the three months ended March 31, 2006 on a U. S. GAAP basis, which have been derived by using the monthly results from January 1, 2006 through March 31, 2006, and converting them to U.S. GAAP. The historical statement of operations data was translated from Australian dollars using a monthly weighted average exchange rate of $.7435 for the three month period ended March 31, 2006.

(o) Reflects the elimination of the gain on sale of intellectual property from DAT to VendingData.

(p) Reflects the accretion of the convertible note to its face value over the life of the note.

(q) Reflects the income tax effect of the pro forma adjustments at a statutory income tax rate of 30%.

(r) Reflects the historical financial results of operations of VendingData for the year ended December 31, 2005 on a U. S. GAAP basis.

(s) Reflects the historical results of operations of DAT for the year ended December 31, 2005 on a U. S. GAAP basis, which have been derived by using the monthly results from January 1, 2005 through December 31, 2005, and converting them to U.S. GAAP. The historical statement of operations data was translated from Australian dollars using a monthly weighted average exchange rate of $.7624 for the year ended December 31, 2005.

(t) Reflects the elimination of the foreign exchange gain attributable to transactions between VendingData and DAT.

VENDINGDATA CORPORATION
Pro Forma Balance Sheets (Unaudited)

	(3a)	(3b)
	VendingData 3/31/06	Dolphin 3/31/06	Pro Forma			Pro Forma
ASSETS		USD	Adjustments
Current assets:
Cash and cash equivalents	$210,709	$683	$(211,391)	(3c	)	$0
Other current assets	4,368,545	2,541,927	(967,253)	(3d	)	5,943,219

Total current assets	4,579,254	2,542,609	(1,178,644)			5,943,219

Goodwill			16,772,585	(3e	)	16,772,585
Investment in VendingData Corporation	-	2,894,972	(2,894,972)	(3f	)	-
Other assets	6,809,314	2,849,350	-			9,658,664
	$11,388,568	$8,286,931	$12,698,969			$32,374,468

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)
Current liabilities:	7,886,961	5,348,210	1,388,609	(3c	)	14,623,780

Deferred revenues, net of current portion	169,950	-				169,950
Notes payable, net of current portion	11,225,000	-	5,565,168	(3g	)	16,790,168
Contingent purchase price liability			979,699	(3h	)	979,699
Leases payable, net of current portion	340,307	387,444				727,751
	19,622,218	5,735,654	7,933,476			33,291,348

Minority equity interest		1,783	(1,783)	(3i	)	-

Stockholders' equity (deficiency):

Common stock	19,540	9	2,453	(3j	)	22,002
Treasury Stock 448,053 shares at cost	(846,820)	-				(846,820)
Additional paid-in capital	69,874,251	-	7,933,223	(3k	)	77,807,476
Deferred Compensation Expenses	(2,837,945)					(2,837,946)
Shareholder receivable		(618,916)				(618,916)
(Accumulated deficit) / retained earnings	(74,442,676)	3,168,401	(3,168,401)	(3l	)	(74,442,676)
Total stockholders' equity (deficiency)	(8,233,650)	2,549,494	4,767,275			(916,880)
Total liabilities and stockholders' equity (deficiency)	$11,388,568	$8,286,931	$12,698,969			$32,374,468

See Accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

VENDINGDATA CORPORATION
Pro forma Statements of Operations
Including 3 months of Dolphin
(UNAUDITED)
	(3m)	(3n)
	VendingData	DAT	Pro Forma			Pro Forma
	3/31/2006	3/31/2006	Adjustments
	2006	USD

Gross Revenue	1,000,904	1,350,382	-			2,351,286
Sales returns and allowances	(288,404)	-				(288,404)
Net Revenue	712,500	1,350,382	-			2,062,882

Operating expenses:
Cost of sales	714,802	1,035,175				1,749,976
Selling, general and administration	2,211,756	240,613				2,452,369
(Gain) Loss on disposition of assets	(32,805)	(3,525,332)	3,525,332	(3o	)	(32,805)
Foreign exchange gain	-	(147,236)	147,236	(3t	)	-
Research and development	222,138	-				222,138
	3,115,891	(2,396,780)	3,672,568			4,391,679
Income/(loss) from operations	(2,403,391)	3,747,162	(3,672,568)			(2,328,797)

Total interest expense (income), net	351,507	-	108,500	(3p	)	460,007

Income Taxes		1,124,148	(1,090,150)	(3q	)	33,999

Minority interest		(52)	52	(3i	)	-

Net income/( loss)	$(2,754,898)	$2,623,065	$(2,690,970)			$(2,822,803)

Basic and diluted eps	$(0.16)					$(0.14)
Total weighted average shares outstanding	17,689,358					20,151,596

See Accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

VENDINGDATA CORPORATION
Pro forma Statements of Operations
Including 12 months of Dolphin
(UNAUDITED)

		USD
	(3r)	(3s)
	VendingData	Dolphin
	Twelve Months Ended Dec 31,	Twelve Months Ended Dec 31,	Pro Forma Adjustments			Pro Forma
	2005	2005

Gross Revenue	3,100,738	5,563,059	-			8,663,797
Sales returns and allowances	(739,263)	-				(739,263)
Net Revenue	2,361,475	5,563,059	-			7,924,534

Operating expenses:
Cost of sales	7,736,066	4,329,819				12,065,885
Selling, general and administration	9,220,636	1,101,375				10,322,010
(Gain) Loss on disposition of assets		(580,382)	580,382	(3o	)	-
Research and development	1,394,006	-				1,394,006
	18,350,708	4,850,812	580,382			23,781,902
Income/(loss) from operations	(15,989,233)	712,247	(580,382)			(15,857,368)

Total interest expense (income), net	1,577,996	(80)	217,000	(3p	)	1,794,916

Taxes		213,698	(239,215)	(3q	)	(25,516)

Minority inetrest		(92)	92	(3i	)	-

Net income/(loss)	$(17,567,230)	$498,537	$(558,075)			$(17,626,768)

Basic and diluted eps	$(1.03)					$(0.90)
Total weighted average shares outstanding	17,050,398					19,512,636

See Accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements